Exhibit 5.1
v	52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | www.vorys.com Founded 1909

December 12, 2024

CF Bankshares Inc.

4960 E. Dublin Granville Rd., Suite #400

Columbus, OH 43081

Re:Registration Statement on Form S-8 – CF Bankshares Inc. 2019 Equity Incentive Plan, as Amended

Ladies and Gentlemen:

We have acted as counsel to CF Bankshares Inc.,  a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for the registration of 200,000 shares of the Company’s (Voting) Common Stock,  $0.01 par value per share (the “Common Stock”), for issuance and delivery pursuant to the CF Bankshares Inc. 2019 Equity Incentive Plan (previously known as the Central Federal Corporation 2019 Equity Incentive Plan), as amended by the First Amendment to the CF Bankshares Inc. 2019 Equity Incentive Plan (as amended, the “Plan”).

In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (a) the Registration Statement; (b) the Plan; (c) the Company’s Certificate of Incorporation, as currently in effect; (d) the Company’s Second Amended and Restated Bylaws, as currently in effect; and (e) certain corporate records of the Company, including resolutions adopted by the directors of the Company.  We have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for the opinion expressed herein.

In our examination of the aforesaid records, documents and certificates, we have assumed, without independent investigation, the authenticity of all records, documents and certificates examined by us, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates.

We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

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CF Bankshares Inc.

December 12, 2024

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth herein, as of the date hereof, we are of the opinion that the 200,000 shares of Common Stock to be registered under the Act pursuant to the Registration Statement and that may be issuable under the Plan, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.

The opinions expressed herein are limited solely to the laws of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.

This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 200,000 shares of Common Stock covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto.

Notwithstanding the foregoing, we consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to us therein.  By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Sincerely,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP